EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

FundCore Institutional Income Trust Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Denver, Colorado

March 30, 2011